Exhibit 10.90

EXECUTION VERSION

SEPARATION AGREEMENT AND RELEASE

This SEPARATION AGREEMENT AND RELEASE (“Agreement”) is entered into on this 16th day of December, 2009, by and between Richard E. Moran Jr. (the “Executive”), Kilroy Realty, L.P. and Kilroy Realty Corporation (the “Company”). In consideration of the mutual covenants contained herein, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Separation from Employment. Executive and the Company mutually agree that Executive’s employment with the Company and its affiliates, including Kilroy Realty, L.P., shall terminate effective as of December 31, 2009 (the “Separation Date”) pursuant to Section 6(c) of the Employment Agreement, as amended, by and between the Company and the Executive, which became effective as of January 1, 2007 (the “Employment Agreement”). Effective as of December 15, 2009, Executive and the Company mutually agree that Executive shall no longer serve as an officer or director of the Company or any of its affiliates, including Kilroy Realty, L.P., but shall continue in employment with the Company through December 31, 2009.

2. Separation Benefits. Subject to compliance with Section 3 of this Agreement and the condition set forth in Section 4 of this Agreement, Executive shall be entitled to receive and the Company shall pay and provide Executive with the following compensation and benefits, less any tax or other legally required withholdings:

(i) Executive’s Compensation Accrued at Termination (as defined in the Employment Agreement), including any accrued vacation, payable as part of the Company’s regularly scheduled pay period concurrent with or next following the Separation Date;

(ii) in lieu of a Partial Year Bonus (as defined in the Employment Agreement), a bonus under the Company’s 2009 annual bonus program based on actual performance of the Company for 2009, which bonus shall be paid to Executive in cash no later than January 31, 2010, subject to any deferrals previously elected by Executive; provided that any bonus that would have otherwise been payable in stock shall be deferred in accordance with Executive’s existing stock deferral election;

(iii) $5,650,488 as Executive’s severance payment under Section 6(c)(iii) of the Employment Agreement payable six months and one day following the Separation Date;

(iv) $250,000 in payment of Executive’s Long-Term Incentive Award, as a performance based awards under Section 6(c)(v) of the Employment Agreement, payable within 50 days of the Separation Date;

(v) full vesting in 92,799 restricted stock units and 15,996 shares of restricted stock pursuant to Section 6(iv) of the Employment Agreement;

(vi) $240,000 as an additional past service, loyalty and cooperation bonus payable within 50 days of the Separation Date;

(vii) health insurance coverage (i.e., medical, dental and vision) pursuant to Federal COBRA/Cal-COBRA for Executive and his spouse and eligible dependent children under the Company’s group health plans in which Executive was participating on the Separation Date or if the applicable health insurance plan is terminated after the Separation Date, in the applicable health insurance plan in which senior executives of the Company participate following the termination of such plan. Executive agrees that he and his spouse and eligible dependent children, as applicable, shall elect Federal COBRA/Cal-COBRA continuation coverage within the time period permitted by Federal COBRA/Cal-COBRA and, subject to such election, the Company agrees to pay the cost of the premiums for such Federal COBRA/Cal-COBRA continuation coverage. Following the applicable Federal COBRA/Cal-COBRA continuation coverage period, Executive shall be entitled to a monthly payment of $4,166.67 paid during each month remaining in the thirty-six (36) month period immediately following the Separation Date. For example, if Executive remains covered under Federal COBRA/Cal-COBRA for twenty-nine (29) months following the Separation Date, then the Company will provide Executive with a monthly payment of $4,166.67 during each of the seven (7) months immediately following the end of the Federal COBRA/Cal-COBRA continuation period. Following the Federal COBRA/Cal-COBRA continuation period, Executive may be eligible to participate in HIPAA plans or conversion plans in order to obtain health insurance coverage;

(viii) to assist Executive and his spouse with potential unreimbursed medical expenses and medical insurance premiums during the period beginning on January 1, 2010 and ending on December 31, 2014 (the “Medical Reimbursement Period”), reimbursement for expenses (the “Medical Expenses”) referred to in Section 105(b) of the Internal Revenue Code of 1986, as amended, incurred by Executive or his spouse during the Medical Reimbursement Period that are not otherwise paid for by, or eligible for reimbursement under, insurance coverage, whether private or governmental insurance, and, with respect to months where Executive is eligible to receive a payment of $4,166.67 pursuant to clause (vii), only with respect to Medical Expenses incurred in excess of $4,166.67 for the particular month. Notwithstanding the foregoing, the reimbursement for Medical Expenses pursuant to this clause (viii) shall not exceed an overall maximum reimbursement amount of $250,000. In addition, as a condition to reimbursement under this clause (viii), Executive agrees to, and agrees to cause his spouse to, fully and timely apply for all available government medical insurance programs and to use commercially reasonable efforts to obtain private medical insurance coverage, in each case, to cover Medical Expenses, and to seek payment or reimbursement for Medial Expenses from both private and governmental insurance, as applicable, during the Medical Reimbursement Period; provided, that Executive and his spouse shall remain eligible for reimbursement under this clause (viii) if Executive or his spouse, as applicable, is unable to obtain medical insurance coverage during the Medical Reimbursement Period after making such applications and using such commercially reasonable efforts to obtain such coverage; and

(ix) reimburse Executive for expenses incurred by Executive in calendar year 2010 for tax and financial planning services up to a maximum of $39,145 provided, that such reimbursement by the Company shall be made no later than March 15, 2011; provided, further, that Executive shall have provided a reasonably detailed reimbursement request with respect to such services to the Company no later than February 1, 2011 in order to receive such reimbursement.

Executive agrees that the payments and benefits to be received under Sections 2(i)-(ix) are in full satisfaction of all amounts to which he may be entitled under the Employment Agreement. For the avoidance of doubt, all of Executive’s deferred compensation, including any dividend equivalents that have been deferred, will be settled in accordance with the plans and programs governing the deferred compensation. Any amount that Executive is entitled to be reimbursed under this Agreement will be reimbursed to Executive as promptly as practical and in any event not later than the end of the calendar year following the calendar year in which the expenses are incurred; provided that Executive shall have provided a reasonably detailed reimbursement request to the Company no later than thirty (30) days prior to the last date the reimbursement is due. The amount of the expenses eligible for reimbursement during any calendar year will not affect the amount of expenses for reimbursement in any other calendar year, except as provided in Section 2(viii), and the right to reimbursement or in-kind benefits are not subject to liquidation or exchange for another benefit.

3. Cooperation. At the request of the Company, Executive agrees to cooperate to the fullest extent possible with respect to legal and operational matters involving the Company and its affiliates about which Executive has or may have personal knowledge, including reasonable cooperation in the professional transition of those matters for which he was responsible and involved in during his employment with the Company and any such matters which may arise after the Separation Date.

4. Release. For and in consideration of the payments and benefits payable and provided to the Executive under Section 2(ii)-(vii) above (the “Separation Benefits”), and for other good and valuable consideration, the Executive hereby agrees, for the Executive, the Executive’s spouse and child or children (if any), the Executive’s heirs, beneficiaries, devisees, executors, administrators, attorneys, personal representatives, successors and assigns, to forever release, discharge and covenant not to sue the Company, or any of its divisions, affiliates (including Kilroy Realty LP, Kilroy Realty Corporation, Kilroy Realty Finance, Inc., Kilroy Services LLC, Kilroy Realty TRS, Inc., Kilroy Industries, The John B. and Nelly Llanos Kilroy Foundation, John B. Kilroy, Jr., or John B. Kilroy, Jr.’s spouse or immediate family members, John B. Kilroy, Sr., or his spouse or immediate family members), subsidiaries, parents, branches, predecessors, successors, assigns, and, with respect to such entities and individuals, their officers, directors, trustees, employees, agents, shareholders, administrators, general or limited partners, representatives, attorneys, insurers and fiduciaries, past, present and future (the “Released Parties”) from any and all claims of any kind arising out of, or related to, his employment with the Company, its affiliates and subsidiaries (collectively, with the Company, the “Affiliated Entities”) or the Executive’s separation from employment with the Affiliated Entities, which the Executive now has or may have against the Released Parties, whether known or unknown to the Executive, by reason of facts which have occurred on or prior to the

Separation Date. Such released claims include, without limitation, any and all claims relating to the foregoing under federal, state or local laws pertaining to employment, including, without limitation, the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Section 2000e et. seq., the Fair Labor Standards Act, as amended, 29 U.S.C. Section 201 et. seq., the Americans with Disabilities Act, as amended, 42 U.S.C. Section 12101 et. seq. the Reconstruction Era Civil Rights Act, as amended, 42 U.S.C. Section 1981 et. seq., the Rehabilitation Act of 1973, as amended, 29 U.S.C. Section 701 et. seq., the Family and Medical Leave Act of 1992, 29 U.S.C. Section 2601 et. seq., the California Fair Employment and Housing Act, the California Family Rights Act; the California Labor Code, the California Occupational Safety and Health Act, Section 17200 of the California Business and Professions Code and any and all state or local laws regarding employment discrimination and/or federal, state or local laws of any type or description regarding employment, including but not limited to any claims arising from or derivative of the Executive’s employment with the Affiliated Entities, as well as any and all such claims under state contract or tort law.

The Executive has read this Agreement carefully, acknowledges that the Executive has been given at least 21 days to consider all of its terms and has been advised to consult with any attorney and any other advisors of the Executive’s choice prior to executing this Agreement, and the Executive fully understands that by signing below the Executive is voluntarily giving up any right which the Executive may have to sue or bring any other claims against the Released Parties, including any rights and claims under the Age Discrimination in Employment Act. The Executive also understands that the Executive has a period of seven days after signing this Agreement within which to revoke Executive’s release of claims under the Age Discrimination in Employment Act, and that neither the Company nor any other person is obligated to make any payments or provide any of the Separation Benefits to the Executive pursuant to the Agreement until eight days have passed since the Executive’s signing of this Agreement without the Executive’s signature having been revoked other than any accrued obligations or other benefits payable pursuant to the terms of the Company’s normal payroll practices or employee benefit plans. Executive’s right to revoke is limited solely to the Age Discrimination in Employment Act and shall not be construed as a general right to revoke this Agreement or any other provisions thereof. If Executive revokes his release of claims under the Age Discrimination in Employment Act, all remaining terms in this Agreement shall continue to have full force and effect and the Agreement shall continue to be enforceable as if the Age Discrimination in Employment Act release was severed, but neither the Company nor any other person shall be obligated to make any payments or provide any of the Separation Benefits to the Executive pursuant to the Agreement other than $100 as consideration for the remaining claims released hereunder. Finally, the Executive has not been forced or pressured in any manner whatsoever to sign this Agreement, and the Executive agrees to all of its terms voluntarily.

EXECUTIVE ACKNOWLEDGES THAT HE IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

BEING AWARE OF SAID CODE SECTION, EXECUTIVE EXPRESSLY WAIVES ANY RIGHTS HE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

Notwithstanding anything else herein to the contrary, this Agreement shall not affect: (i) the Company’s obligations under any compensation or employee benefit plan, program or arrangement (including, without limitation, obligations to the Executive under the Employment Agreement, any stock option, stock award or agreements or obligations under any pension, deferred compensation or retention plan) provided by the Affiliated Entities where the Executive’s compensation or benefits are intended to continue or the Executive is to be provided with compensation or benefits, in accordance with the express written terms of such plan, program or arrangement, beyond the Separation Date; (ii) rights to indemnification the Executive may have under the Employment Agreement, any other separate agreement entered into with the Company, any directors and officers liability insurance, the Company’s By-laws or Articles of Incorporation or California Labor Code Section 2802; (iii) rights Executive may have as a shareholder, unit holder or prior member of the operating partnership; (iv) claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law; (v) without waiver of the releases set forth in this Agreement, Executive’s right to bring to the attention of the Equal Employment Opportunity Commission or the California Department of Fair Employment and Housing claims of discrimination, though Executive acknowledges that he shall not be entitled to recover any damages individually as a result of an action resulting from an action that arises, directly or indirectly, from such notification; or (vi) any claims that can not be waived by law.

5. Miscellaneous. This Agreement is final and binding and may not be changed or modified except in a writing signed by both parties. Section 12 of the Employment Agreement shall apply to this Release.

[signature page to follow]

IN WITNESS WHEREOF, the parties have executed the Agreement on December 16, 2009.

EXECUTIVE:

/s/ Richard E. Moran Jr.
Name: Richard E. Moran Jr.

KILROY REALTY CORPORATION:

/s/ Tyler H. Rose
Name: Tyler H. Rose
Title: Senior Vice President and Treasurer

KILROY REALTY CORPORATION:

/s/ Heidi R. Roth
Name: Heidi R. Roth
Title: Senior Vice President and Controller

KILROY REALTY, L.P.:

/s/ Tyler H. Rose
Name: Tyler H. Rose
Title: Senior Vice President and Treasurer

KILROY REALTY, L.P.:

/s/ Heidi R. Roth
Name: Heidi R. Roth
Title: Senior Vice President and Controller

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